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                                                                       EXHIBIT 1
                                    AGREEMENT

      The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 1 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated:  February 11, 2005

                                   TRUSTEES OF THE BLANCHE EBERT SEAVER
                                   ENDOWMENT FOR FRANK R. SEAVER COLLEGE DATED
                                   AUGUST 27, 1982

                                   Northern Trust Bank of California N.A.,
                                   Co-Trustee

                                   By: /s/ Ann V. Marsh
                                       ----------------------------------------
                                   Name:  Ann V. Marsh
                                   Title: Senior Vice President


                                   By: /s/ Richard C. Seaver
                                       ----------------------------------------
                                   Name:  Richard C. Seaver
                                   Title: Co-Trustee

                                   By: /s/ Myron E. Harpole
                                       ----------------------------------------
                                   Name:  Myron E. Harpole
                                   Title: Co-Trustee

                                   NORTHERN TRUST BANK OF CALIFORNIA N.A.,
                                   CO-TRUSTEE, THE BLANCHE EBERT SEAVER
                                   ENDOWMENT FOR FRANK R. SEAVER COLLEGE

                                   By: /s/ Ann V. Marsh
                                       ----------------------------------------
                                   Name:  Ann V. Marsh
                                   Title: Senior Vice President